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                                                                    EXHIBIT 23.8

              MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.
                         701 PENNSYLVANIA AVENUE, N.W.
                             WASHINGTON, D.C. 20004

        ONE FINANCIAL CENTER                     TELEPHONE: 202/434-7300
     BOSTON, MASSACHUSETTS 02111                    FAX: 202/434-7400
       TELEPHONE: 617/542-6000                        TELEX: 753689
          FAX: 617/542-2241

           FRANK W. LLOYD                  DIRECT DIAL NUMBER: (202) 434-7309

Continental Cablevision, Inc.                               August 24, 1995
The Pilot House, Lewis Wharf
Boston, Massachusetts 02110

Ladies and Gentlemen:

  We have acted as special counsel for Continental Cablevision, Inc. (the "Company") in connection with the registration on Form S-4 (Registration No. 33-57471) under the Securities Act of 1933, as amended, of the securities identified therein (the "Registration Statement").

  We hereby consent to the reference to our firm under the heading "Experts" in the Joint Proxy Statement-Prospectus forming a part of the Registration Statement, and to the filing of this letter with the Securities and Exchange Commission as Exhibit 23.8 of the Registration Statement.

                                          Sincerely,

                                          Mintz, Levin, Cohn, Ferris, Glovsky
                                           and Popeo, P.C.

                                                /s/ James A. Kirkland
                                          By __________________________________